                                                                    EXHIBIT 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                   FORM T-1/A
                               (Amendment No. 1)


                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

             -------------------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)


                                   31-0841368
                       I.R.S. Employer Identification No.


              800 Nicollet Mall
           Minneapolis, Minnesota                                     55402
  (Address of principal executive offices)                          (Zip Code)


                               Michael M. Hopkins
                         U.S. Bank National Association
                                225 Asylum Street
                               Hartford, CT 06103
                                 (860) 241-6820
            (Name, address and telephone number of agent for service)


                             Texas Petrochemicals LP
                     (Issuer with respect to the Securities)


                 Texas                                       74-1778313
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                       Identification No.)


      Three Riverway, Suite 1500
             Houston, TX                                        77056
(Address of Principal Executive Offices)                      (Zip Code)


                 7.25% SENIOR SECURED CONVERTIBLE NOTES DUE 2009
                       (TITLE OF THE INDENTURE SECURITIES)

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                                    FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

         a) Name and address of each examining or supervising authority to which it is subject.
               Comptroller of the Currency
               Washington, D.C.

         b) Whether it is authorized to exercise corporate trust powers.
               Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
               None


ITEM 3.  Not applicable.



ITEM 4.  a) Title of the securities outstanding under each such other indenture:
               $225,000,000 Series A and Series B 11 1/8% Senior Subordinated Notes due 2006



         b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such indenture:



            The Issuer is the Debtor in Bankruptcy Case No. 03-40248-H3-11, venued in the United States Bankruptcy Court for the Southern District of Texas, Houston Division. Pursuant to Section 14.8 of the Debtor's Fourth Amended Plan of Reorganization, dated March 11, 2004 (the "Plan"), the above referenced Senior Subordinated Notes (the "Old Notes") shall be cancelled and the related indenture shall be terminated (except for certain limited provisions relating to the distributions to the holders and the trustee's rights to compensation) on the "Effective Date" of the Plan. Under Section
            11.7 of the Plan, the Issuer's 7.25% Senior Secured Convertible Notes due 2009 (the "New Notes") will be issued as of the Effective Date. Accordingly, the Old Notes will no longer be outstanding at the time the New Notes are issued and, therefore, there will be no conflicting interest.



ITEMS 5-15 Not applicable.


ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

         1.  A copy of the Articles of Association of the Trustee.*

         2. A copy of the certificate of authority of the Trustee to commence business.*

         3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

         4.  A copy of the existing bylaws of the Trustee.*


         5.  A copy of each Indenture referred to in Item 4.



            Indenture, dated as of July 1, 1996, by and between Texas Petrochemicals LP and Fleet National Bank, as Trustee, with respect to the 11 1/8% Senior Subordinated Notes due 2006 (incorporated by reference to Exhibit 4.1 of Texas Petrochemicals LP's Form S-4, Filed with the SEC on September 6, 1996, File No. 333-11569).



            Indenture, dated as of March 1, 1997, by and between Texas Petrochemicals LP and Fleet National Bank, as Trustee, with respect to the Series B 11 1/8% Senior Subordinated Notes due 2006 (incorporated by reference to Exhibit 4.2 of Texas Petrochemicals LP's Form S-4, Filed with the SEC on April 4, 1997, File No. 333-24589).


         6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

         7. Report of Condition of the Trustee as of December 31, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Registration Number 333-67188.

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
                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, State of Connecticut on the 19th of March, 2004.


                                      U.S. BANK NATIONAL ASSOCIATION

                                      By: /s/ Michael M. Hopkins
                                          ----------------------------------
                                          Michael M. Hopkins
                                          Vice President

By: /s/ Elizabeth C. Hammer
    ---------------------------
    Elizabeth C. Hammer
    Vice President




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
                                    EXHIBIT 6

                                     CONSENT

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated: March 19, 2004



                                            U.S. BANK NATIONAL ASSOCIATION


                                            By: /s/ Michael M. Hopkins
                                                --------------------------------
                                                Michael M. Hopkins
                                                Vice President

By: /s/ Elizabeth C. Hammer
    ------------------------------
    Elizabeth C. Hammer
    Vice President

                                    EXHIBIT 7

                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                AS OF 12/31/2003

                                    ($000'S)

                                                                    12/31/2003
                                                                  --------------
ASSETS
     Cash and Due From Depository Institutions                     $  8,631,361
     Federal Reserve Stock                                                    0
     Securities                                                      42,963,396
     Federal Funds                                                    2,585,353
     Loans & Lease Financing Receivables                            114,718,888
     Fixed Assets                                                     1,911,662
     Intangible Assets                                               10,254,736
     Other Assets                                                     8,093,654
                                                                  --------------
         TOTAL ASSETS                                              $189,159,050

LIABILITIES
     Deposits                                                      $128,249,183
     Fed Funds                                                        5,098,404
     Treasury Demand Notes                                            3,585,132
     Trading Liabilities                                                213,447
     Other Borrowed Money                                            21,664,023
     Acceptances                                                        123,996
     Subordinated Notes and Debentures                                5,953,524
     Other Liabilities                                                5,173,011
                                                                  --------------
     TOTAL LIABILITIES                                             $170,060,720

EQUITY
     Minority Interest in Subsidiaries                             $  1,002,595
     Common and Preferred Stock                                          18,200
     Surplus                                                         11,677,397
     Undivided Profits                                                6,400,138
                                                                  --------------
         TOTAL EQUITY CAPITAL                                      $ 19,098,330

TOTAL LIABILITIES AND EQUITY CAPITAL                               $189,159,050

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To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Frank P. Leslie III
    ----------------------------------
    Vice President

Date: March 3, 2004




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